Exhibit 4.13

Execution Version

SANCHEZ ENERGY CORPORATION

AND

THE GUARANTORS NAMED HEREIN

6.125% SENIOR NOTES DUE 2023

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF MARCH 7, 2017

DELAWARE TRUST COMPANY,

AS SUCCESSOR TRUSTEE

This FIRST SUPPLEMENTAL INDENTURE, dated as of March 7, 2017 (this “First Supplemental Indenture”) is among Sanchez Energy Corporation, a Delaware corporation (the “Company”), SN EF Maverick, LLC, a Delaware limited liability company (“Maverick”), which is a subsidiary of the Company, Rockin L Ranch Company, LLC, a Delaware limited liability company  (“Rockin L Ranch,” and together with Maverick, the “Guaranteeing Subsidiaries”), which is a subsidiary of the Company, each of the existing Guarantors (as defined in the Indenture referred to below) and Delaware Trust Company, a Delaware state chartered trust company (as successor trustee to U.S. Bank National Association), as Trustee.

RECITALS

WHEREAS, the Company and the Trustee are party to that certain Indenture, dated as of June 27, 2014 (the “Indenture”), pursuant to which the Company has issued $850,000,000 in aggregate principal amount of 6.125% Senior Notes due 2023 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall become Guarantors (as defined in the Indenture);

WHEREAS, Section 9.01(g) of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture in order to add any additional Guarantor with respect to the Notes, without the consent of the Holders of the Notes; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Articles of Incorporation and the Bylaws (or comparable constituent documents) of the Company, of the Guarantors and of the Trustee necessary to make this First Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Guaranteeing Subsidiaries, the other Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

Section 1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.

Section 2. Relation to Indenture.  This First Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 3. Effectiveness of Supplemental Indenture.  This First Supplemental Indenture shall become effective immediately upon its execution and delivery by the Company, the Guaranteeing Subsidiaries, the other Guarantors and the Trustee.

Section 4. Agreement to Guarantee.  Each of the Guaranteeing Subsidiaries hereby agrees, by its execution of this First Supplemental Indenture, to be bound by the provisions of the Indenture applicable to Guarantors to the extent provided for in Article 10 thereof. Each of the

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Guaranteeing Subsidiaries hereby becomes a party to the Indenture as a  Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.  Each of the Guaranteeing Subsidiaries agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

Section 5. Ratification of Obligations.  Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.

Section 6. The Trustee.  Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this First Supplemental Indenture.  This First Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 7. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8. Counterparts.  The parties may sign any number of copies of this First Supplemental Indenture.  Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[Signatures on following pages]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.

SANCHEZ ENERGY CORPORATION

By:	/s/ Howard J. Thill
Name: Howard J. Thill
Title: Executive Vice President and Chief Financial Officer

GUARANTEEING SUBSIDIARIES:

SN EF MAVERICK, LLC

By:	/s/ Howard J. Thill
Name: Howard J. Thill
Title: Executive Vice President and Chief Financial Officer

ROCKIN L RANCH COMPANY, LLC

By:	/s/ Howard J. Thill
Name: Howard J. Thill
Title: Executive Vice President and Chief Financial Officer

[First Supplemental Indenture Signature Page]

EXISTING GUARANTORS:

SN PALMETTO, LLC (formerly known as SEP Holdings III, LLC)

By:	/s/ Howard J. Thill
Name: Howard J. Thill
Title: Executive Vice President and Chief Financial Officer

SN COTULLA ASSETS, LLC

By:	/s/ Howard J. Thill
Name: Howard J. Thill
Title: Executive Vice President and Chief Financial Officer

SN MARQUIS LLC

By:	/s/ Howard J. Thill
Name: Howard J. Thill
Title: Executive Vice President and Chief Financial Officer

SN OPERATING, LLC

By:	/s/ Howard J. Thill
Name: Howard J. Thill
Title: Executive Vice President and Chief Financial Officer

SN TMS, LLC

By:	/s/ Howard J. Thill
Name: Howard J. Thill
Title: Executive Vice President and Chief Financial Officer

[First Supplemental Indenture Signature Page]

SN CATARINA, LLC

By:	/s/ Howard J. Thill
Name: Howard J. Thill
Title: Executive Vice President and Chief Financial Officer

[First Supplemental Indenture Signature Page]

TRUSTEE:

DELAWARE TRUST COMPANY, as Successor Trustee

By:	/s/ Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

[First Supplemental Indenture Signature Page]